Exhibit 4.1(v)(m)
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                                LOCK-UP AGREEMENT


May 21, 2004


Board of Directors
U.S.A. Sunrise Incorporated

Gentlemen:

The undersigned, a beneficial owner of the common stock of Sunrise U.S.A. Incorporated, (the "Company"), $0.0001 par value per share (the "Common Stock"), understands that the Company has filed with the U.S. Securities and Exchange Commission a registration statement on Form 10-SB (File No. 000-50370) (the "Registration Statement"), for the registration of certain shares of the Company's Common Stock. As part of the disclosure included in the Registration Statement, the Company has affirmatively stated that there will be no public trading in the Company's securities until such time as the Company successfully implements its business plan as described in the Registration Statement.

In order to insure that the aforesaid disclosure is adhered to, the undersigned agrees, for the benefit of the Company, that he/she will not publicly offer to sell, assign, pledge, hypothecate, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of the Common Stock of the Company owned by him/her, or subsequently acquired through the exercise of any options, warrants or rights, or conversion of any other security, grant options, rights or warrants with respect to any such shares of Common Stock, until the Company successfully closes a merger or acquisition. The undersigned also agrees to surrender his/her certificate(s) to the Company, which will forward the certificate(s) to its legal counsel for safekeeping. Furthermore, the undersigned will permit all certificates evidencing his/her shares to be endorsed with the appropriate restrictive legends and will consent to the placement of appropriate stop transfer orders with the transfer agent of the Company.

Very truly yours,


/s/ Christopher H. Giordano, Pres
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[Signature of Holder]

Birchwood Capital Advisors Inc.
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[Please Print Name(s)]

450,000
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[Number of Shares of
  Common Stock Owned]